                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Tom Brown, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

   [ ]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
        or Item 22(a)(2) of Schedule 14A

   [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                     [LOGO]

                                 TOM BROWN, INC.
                            508 WEST WALL, SUITE 500
                                  P.O. BOX 2608
                              MIDLAND, TEXAS 79702
                                 (915) 682-9715

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 20, 1999

Dear Stockholder:

    On behalf of the Board of Directors, you are cordially invited to attend the 1999 Annual Meeting of Stockholders of Tom Brown, Inc., a Delaware corporation (the "Company"), to be held in the Moulin Rouge Room located on the first floor of the Hyatt Regency Hotel, 1750 Welton Street, Denver, Colorado at 9:00 a.m., Mountain Time, on Thursday, May 20, 1999, for the following purposes:

    o To elect six directors, by vote of the holders of Common Stock and the sole holder of the $1.75 Convertible Preferred Stock, Series A (the "Preferred Stock");

    o To elect a special class of two directors pursuant to the terms of the Preferred Stock, by vote of the current holder of the Preferred Stock;

    o To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, $.10 par value per share;

    o   To adopt the 1999 Long Term Incentive Plan; and

    o To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The Board of Directors has fixed the close of business on March 22, 1999 as the record date for determining stockholders entitled to notice of and to vote at the meeting. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the meeting will be available for a period of at least ten days prior to the meeting at the Midland, Texas office of the Company for examination during ordinary business hours by any stockholder for any purpose germane to the meeting.

    Your vote is important regardless of the number of shares you may own. The Company urges you to date, sign and promptly return your proxy so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured. The prompt return of your signed proxy will aid the Company in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect your right to vote in person in the event you attend the meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ BRUCE R. DEBOER

                                                 BRUCE R. DEBOER
                                                    Secretary
April 1, 1999

                                 TOM BROWN, INC.
                            508 WEST WALL, SUITE 500
                                  P.O. BOX 2608
                              MIDLAND, TEXAS 79702
                                  (915) 682-9715

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 20, 1999

                               PROXY SOLICITATION

    This statement is furnished in connection with the solicitation by the Board of Directors of Tom Brown, Inc., a Delaware corporation (the "Company"), of proxies to be voted at the Company's Annual Meeting of Stockholders to be held at the Hyatt Regency Hotel, 1750 Welton Street, Denver, Colorado at 9:00 a.m., Mountain Time, on May 20, 1999, or at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement and form of proxy included herewith are being sent to stockholders beginning on or about April 1, 1999.

    If the enclosed proxy is properly executed and returned, the shares represented by the proxy will be voted at the Annual Meeting. If a stockholder indicates in the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with such choice. If no choice is indicated, the shares will be voted "FOR" the director nominees and each proposal set forth on the enclosed proxy. A stockholder giving a proxy may revoke it by giving written notice of revocation to the Secretary of the Company at any time before it is voted, by executing another valid proxy bearing a later date and delivering such proxy to the Secretary of the Company prior to or at the Annual Meeting, or by attending the Annual Meeting and voting in person.

    For the Company's annual stockholders meeting in 2000, management proxies will be permitted to use discretionary voting authority with respect to stockholder proposals submitted at the annual meeting other than pursuant to the procedures in SEC Rule 14a-8 and notice of which was not delivered to the Company on or before February 16, 2000.

                         PERSONS MAKING THE SOLICITATION

    This proxy is solicited on behalf of the Board of Directors of the Company (the "Board of Directors"). The initial solicitation will be by mail. The total expense of solicitation will be borne by the Company and will include reimbursement paid to brokerage firms and others for their expenses in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's stock. Further solicitation of proxies may be made by mail, telephone or oral communication with some stockholders of the Company following the original solicitation. All such further solicitation will be made by the Board of Directors or consultants currently retained by the Company or employees of the Company, who will not be additionally compensated therefor, or by the Company's transfer agent in which case the cost will be borne by the Company.

                          STOCKHOLDERS ENTITLED TO VOTE

    Stockholders of record at the close of business on March 22, 1999 (the "Record Date") will be entitled to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 29,259,989 shares of common stock, $.10 par value per share ("Common Stock"), and 1,000,000 shares of preferred stock designated as $1.75 Convertible Preferred Stock, Series A ("Preferred Stock"). Each share of Common Stock entitles its owner to one vote. Each share of Preferred Stock entitles its owner to a number of votes per share equivalent to the number of shares of Common Stock issuable upon conversion of the Preferred Stock, or 1.666 votes for each share of Preferred Stock, based on the conversion ratio of the Preferred Stock at March 22, 1999. The Preferred Stock is entitled to vote on all matters upon which holders of the Common Stock have the right to vote, together with the holders of the outstanding shares of Common Stock as if a part of that class. Cumulative voting is not authorized.

    The holders of a majority of the issued and outstanding shares of Common Stock entitled to vote, whether present in person or represented by proxy, constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. A broker non-vote occurs when a nominee holding shares of the Company's Common Stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

    Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares of Common Stock and Preferred Stock voting together as a class and represented in person or by proxy at the Annual Meeting is required for the election of the Board of Directors' six nominees for director. The affirmative vote of the current holder of a majority of the shares of Preferred Stock represented in person or by proxy at the Annual Meeting is required for the election of the special class of two directors. See "Election of Directors -- Director Nominees for Holder of Preferred Stock".

    The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve and matters incident to the conduct of the Annual Meeting, including matters of which the Company did not receive notice until after March 3, 1999.

                              ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS

    Directors of the Company are elected annually by the stockholders to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. The number of directors is established from time to time by resolution of the Board of Directors. The current authorized number of directors is nine, which includes two directors to be elected by the current holder of the Preferred Stock. Mr. Granberry, a current director of the Company, will not stand for re-election to the Board of Directors at the Annual Meeting. The Board of Directors has approved a reduction in the authorized number of directors to eight upon the expiration of Mr. Granberry's term. Thus, the Board of Directors is recommending six nominees for election at the Annual Meeting.

DIRECTOR NOMINEES FOR HOLDERS OF COMMON STOCK AND PREFERRED STOCK

    The Board of Directors is recommending that its six nominees, all of whom were elected directors of the Company at the last annual meeting of stockholders, be re-elected to hold office until the 2000 annual meeting of stockholders and until their respective successors have been duly elected and qualified. If any nominee becomes unavailable for any reason, a substitute nominee may be proposed by the Board of Directors and the shares represented by proxy will be voted for such substitute nominee, unless the Board of Directors elects to reduce the number of directors. The nominees listed below have consented to being nominated and to serve if elected. The Board of Directors recommends voting "FOR" the election of the following nominees for the Board of
Directors:

                                                             POSITION WITH COMPANY              DIRECTOR
        NOMINEE                          AGE                AND PRINCIPAL OCCUPATION             SINCE
-------------------------------          ---          --------------------------------------    ---------

Donald L. Evans................           52          Chairman of the Board of Directors and       1980
                                                      Chief Executive Officer of the Company;
                                                      Director of TMBR/Sharp Drilling, Inc.

Thomas C. Brown................           72          Director of the Company; Chairman of the     1968
                                                      Board of Directors and Chief Executive
                                                      Officer of TMBR/Sharp Drilling, Inc.

Henry Groppe...................           73          Director of the Company; Oil and gas         1989
                                                      consultant with Groppe, Long & Littell.

Edward W. LeBaron, Jr..........           69          Director of the Company; Advisory            1987
                                                      Partner in the law firm of Pillsbury,
                                                      Madison and Sutro; Consultant to Lynx
                                                      Technology Group; formerly Chairman of
                                                      the Board of Pacific Casino Management,
                                                      Inc.

James B. Wallace...............           70          Director of the Company; Partner in          1992
                                                      Brownlie, Wallace, Armstrong and Bander
                                                      Exploration; Director of Grease Monkey
                                                      International.

Robert H. Whilden, Jr..........           63          Director of the Company; Partner in the      1989
                                                      law firm of Vinson & Elkins L.L.P.

DIRECTOR NOMINEES FOR HOLDER OF PREFERRED STOCK

    In January 1996, the Company issued to KN Energy, Inc. ("KNE") 918,367 shares of Common Stock and 1,000,000 shares of Preferred Stock in connection with the merger (the "Merger") of a subsidiary of the Company with a subsidiary of KNE. See "Security Ownership of Certain Beneficial Owners and Management". The Certificate of Designations, Powers, Preferences and Rights creating the Preferred Stock provides that KNE shall have the right to elect a special class of (i) two directors to the Board of Directors of the Company for so long as KNE owns 80% or more of the voting power of the Common Stock and Preferred Stock issued to KNE pursuant to the Merger and (ii) one director to the Board of Directors if KNE owns less than 80% but more than 30% of the voting power of such securities. Based on KNE's current ownership of Common Stock and Preferred Stock and the voting power attributable to such shares, KNE is entitled to nominate and elect two directors to the Board of Directors of the Company. (Proxies for the election of the two directors nominated by KNE are not being solicited from the holders of Common Stock.) The following table sets forth the nominees of the holder of Preferred Stock:


                                                           POSITION WITH COMPANY                 DIRECTOR
       NOMINEE                          AGE              AND PRINCIPAL OCCUPATION                  SINCE
--------------------------------        ---        -------------------------------------------   ---------
David M. Carmichael.............        60         Director of the Company; Director of KN          1996
                                                   Energy, Inc.; formerly Chairman of the
                                                   Board, Chief Executive Officer and President
                                                   of American Oil and Gas Corporation

Clyde E. McKenzie...............        51         Director of the Company; Vice                    1997
                                                   President and Chief Financial Officer of
                                                   KN Energy, Inc.; formerly Vice President and
                                                   Treasurer of Apache Corporation

OTHER INFORMATION ABOUT THE BOARD OF DIRECTORS

    The Board of Directors has an Audit Committee that has the responsibility of recommending employment of the Company's independent auditors, reviewing with management and the independent auditors the Company's financial statements, basic accounting and financial policies and practices, audit scope and adequacy of internal control systems. The Audit Committee is composed of directors who are not salaried employees of the Company. The Audit Committee met one time during 1998. The members of the Audit Committee in 1998 were Edward W. LeBaron, Jr., Clyde E. McKenzie and James B. Wallace.

    The Board of Directors has a Compensation Committee that reviews and recommends to the Board of Directors the compensation and promotion of officers of the Company, the terms of any proposed employee benefit arrangements and the making of awards under such arrangements. The Compensation Committee took action by unanimous written consent on twelve occasions during 1998. The members of the Compensation Committee in 1998 were David M.
Carmichael, Henry Groppe and Robert H. Whilden, Jr.

    The Board of Directors held six meetings during 1998 and action was also taken by unanimous written consent on four occasions. No Director participated in fewer than 75% of the total number of meetings of the Board of Directors or committees of which he is a member, except that Clyde E. McKenzie was not in attendance at two meetings of the Board of Directors.

    The Company does not have a standing nominating committee. The review of recommendations for nominees for directors is made by the Board of Directors.

    Except for the rights of KNE as the holder of the Preferred Stock, there are no arrangements or understandings between any nominee and any other person pursuant to which any nominee was selected.

                  PROPOSAL TO INCREASE AUTHORIZED COMMON STOCK

    The Board of Directors recommends an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 40,000,000 shares to 55,000,000 shares. No increase is proposed in the currently authorized number of shares of Preferred Stock. If approved by the stockholders, the first sentence of Article Fourth of the Company's Certificate of Incorporation would be amended to provide as follows:

         "Fourth: The total number of shares of all classes that the Corporation shall have authority to issue is 57,500,000, of which 2,500,000 shares shall be Preferred Stock, par value $.10 per share, and 55,000,000 shares shall be Common Stock, par value $.10 per share."

    The Company is currently authorized to issue 40,000,000 shares of Common Stock, of which, as of the Record Date, 29,259,989 shares were issued and outstanding, 3,218,855 shares were committed for issuance upon exercise of outstanding stock options held by the Company's officers, directors and employees and 1,666,000 were committed for issuance upon conversion of the Preferred Stock. Further, if the stockholders approve the 1999 Long Term Incentive Plan, an additional 2,000,000 shares will be committed for issuance under such plan. See "Proposal to Adopt 1999 Long Term Incentive Plan."

    The Board of Directors believes that it is advisable and in the best interests of the Company to have available authorized but unissued shares of Common Stock in an amount adequate to provide for the future needs of the Company. The additional shares will be available for issuance from time to time by the Company in the discretion of the Board of Directors, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, option grants, convertible debt financing and equity financings. Stockholders of the Company do not have preemptive rights regarding future issuances of shares of Common Stock.

    The Company has no present plans, understandings or agreements for the issuance of the proposed additional shares of Common Stock. However, the Board of Directors believes that if an increase in the authorized number of shares of Common Stock were to be postponed until a specific need arose, the delay and expense incident to obtaining the approval of the Company's stockholders at that time could significantly impair the Company's ability to meet financing requirements or other objectives.

    Although the Board of Directors has no present intention of doing so, the Company's authorized but unissued Common Stock and Preferred Stock could be issued in one or more transactions which would make more difficult or costly, and less likely, a takeover of the Company. Issuing additional shares of stock would also have the effect of diluting the stock ownership of persons seeking to obtain control of the Company. In 1991, the Board of Directors adopted a stockholder protection rights plan and the Company issued preferred share purchase rights having terms designed to encourge potential acquirors of the Company to negotiate with the Board of Directors, including terms which, under certain circumstances, entitle the holder of the rights to purchase Common Stock. The authorized but unissued shares of Common Stock and Preferred Stock would be available for use in connection with the issuance and exercise of such rights. The proposed amendment to the Company's Certificate of Incorporation is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company, nor is the Board of Directors currently proposing to stockholders any anti-takeover measures.

    The affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock voting together as a class at the Annual Meeting is required for approval of the proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION.

                             PROPOSAL TO ADOPT 1999
                            LONG TERM INCENTIVE PLAN

ADOPTION AND PURPOSE

    The 1999 Long Term Incentive Plan (the "Plan") was adopted by the Board of Directors on February 17, 1999 subject to approval by the Company's shareholders. The Plan is attached to this Proxy Statement as Appendix A. The Plan is intended to promote the interests of the Company and its shareholders by providing incentive and reward to certain employees and consultants of the Company and its affiliates and directors who are members of the Board of Directors who have contributed or may be expected to contribute to the welfare and success of the Company. The Plan also assists the Company in continuing to attract and retain the highly qualified personnel necessary to ensure the Company's continued profitability and success. The Plan is designed to permit the Company to take a deduction under section 162(m) of the Internal Revenue Code, as amended (the "Code") with respect to performance-based compensation paid to any participant who is a "covered employee" within the meaning of section 162(m).

AMENDMENT AND TERMINATION

    The Board of Directors may amend the Plan at any time, except that it may not, without approval of the Company's stockholders, amend the Plan to: (i) increase the maximum aggregate number of shares of Common Stock issuable under the Plan (except to reflect changes in capitalization), or (ii) change the class of individuals eligible to receive awards under the Plan. The Board of Directors may terminate the Plan at any time with respect to any shares of Common Stock for which awards have not been granted. No awards may be granted under the Plan after February 17, 2009.

ADMINISTRATION

    The Plan is administered by the Compensation Committee which is appointed by the Board of Directors and which consists solely of two or more outside directors (within the meaning of section 162(m) of the Code). The Compensation Committee has exclusive jurisdiction over the Plan and has broad discretion in interpreting the Plan and in granting awards thereunder. The current members of the Compensation Committee are David M. Carmichael, Henry Groppe and Robert H. Whilden, Jr.




ELIGIBLE PARTICIPANTS

    Key employees and consultants of the Company and its affiliates and directors who are members of the Board of Directors are eligible to receive awards under the Plan. Recipients are selected, and awards are granted by, the Compensation Committee in its sole discretion.

TRANSFERABILITY OR ASSIGNABILITY

    Generally, awards under the Plan (other than incentive stock options which may be transferred or assigned only by will or the laws of descent and distribution) may not be transferred or assigned except: (i) by will or the laws of descent and distribution; (ii) pursuant to certain court orders; (iii) with respect to non-qualified stock options, with consent of the Compensation Committee, to members of the optionee's immediate family or to a trust solely for the benefit of the optionee and the optionee's immediate family, or to a partnership or limited liability company whose only partners or shareholders are the optionee and members of the optionee's immediate family; or (iv) with the consent of the Compensation Committee.

SHARES OF STOCK

    The stock offered pursuant to the grant of an award under the Plan are shares of Common Stock, and may be either newly issued from authorized but unissued shares or reissued from treasury shares. The aggregate number of shares of Common Stock which may be issued under the Plan may not exceed 2,000,000 shares, subject to adjustment by the Compensation Committee in the event of changes in the outstanding Common Stock by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization. The maximum number of shares specified above also represents the individual holder limit during the term of the Plan. Also, the maximum value of any "Performance Award" granted to any one individual during any calendar year may not exceed $500,000. To the extent a stock award lapses, or is paid in cash, or rights thereto terminate, or is settled in a manner such that shares of Common Stock are not issued, any shares of Common Stock subject to such award shall again be available for grant under the Plan to the extent permitted by Rule 16b-3 under the Securities Exchange Act of 1934 and section 162(m) of the Code.

TYPES OF AWARDS

    Under the terms of the Plan, the Compensation Committee may grant "Stock Options" (which may be either Incentive Stock Options ("ISOs") within the meaning of section 422(b) of the Code or Non-Qualified Stock Options ("NQOs"), "Restricted Stock Awards," "Performance Awards," and "Incentive Awards." The decision by the Compensation Committee as to the nature of an award, and as to the amount of Common Stock issuable pursuant to such award, is based, among other things, on tax laws in effect at the time of the grants, market and other share considerations relating to Common Stock, compensation practices in effect at competing organizations, and such other factors as the Compensation Committee may deem relevant.

    Agreements providing for awards under the Plan may contain provisions covering a change of control of the Company, as defined by the Compensation Committee in its sole discretion, as the Compensation Committee may approve, not inconsistent with the terms of the Plan, including without limitation provisions for the acceleration of, vesting of, or the payment of cash in lieu of, any award.

    The following is a general description of each of the types of awards that may be granted under the Plan.

    Stock Options. All Stock Options (both ISOs and NQOs) granted under the Plan evidence the right of the holder to purchase, at the price and in the manner determined by the Compensation Committee and set forth in an option agreement, a specified number of shares of Common Stock over a period fixed by the Compensation Committee at the time the option is granted, but such period will not be more than ten years from the date the option is granted. The option price per share will be determined by the Compensation Committee but will not be less than the fair market value of a share of Common Stock on the date the option is granted. Option agreements may permit the holder of a Stock Option to satisfy part or all of the option price and any applicable tax withholding by the delivery of a number of shares of Common Stock equal in value to the exercise price and tax withholding amount. Option agreements may also provide for optionees to exercise options by delivering an exercise notice to the Company, together with irrevocable instructions to a broker acceptable to the Company, to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price and any applicable tax withholding.

    ISOs may only be granted to individuals who are employees at the time the option is granted. ISOs may be granted for any number of shares aggregating any value, provided that the value of the shares of Common Stock for which such options are exercisable by any one individual for the first time in any one calendar year does not exceed $100,000 (determined at the grant date).

    The Compensation Committee may, in its sole discretion, grant "reload options" in conjunction with the grant of Stock Options. Reload options are triggered where the option holder pays the exercise price of a Stock Option in shares of Common Stock, followed by the grant of a new Stock Option for a number of shares of Common Stock equal to the number of shares of Common Stock tendered in payment (plus the number of any shares of Common Stock retained to satisfy any tax withholding obligations).

    Stock Appreciation Rights. The Compensation Committee may, in its sole discretion, grant Stock Options under the Plan in conjunction with Stock Appreciation Rights ("SARs"). SARs give the option holder the right to surrender any exercisable Stock Option or portion thereof in exchange for cash, whole shares of Common Stock or a combination thereof, as determined by the Compensation Committee, with a value equal to the excess of the fair market value at the date of the request over the option price for the number of options surrendered. Additional terms and conditions, which may result in penalties including forfeiture of such surrender rights, may be prescribed by the Compensation Committee in its sole discretion.

    Restricted Stock Awards. The Plan provides for awards of Restricted Stock, consisting of shares of Common Stock that are issued, but not delivered, to the participant at the time the award is made without any cash payment to the Company (unless otherwise required by law or the Compensation Committee). Shares of Restricted Stock issued to participants are subject to certain restrictions on disposition thereof and certain obligations to forfeit and surrender such shares to the Company under certain circumstances (the "Forfeiture Restrictions"). The Compensation Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance measures established by the Compensation Committee that are based on the price of a share of Common Stock, net income per share, market share, return on shareholders' equity, sales, operating income, cash-flow return on investment, or economic value added, (ii) the recipient's continued employment with the Company or continued services as a director for a specified period of time,
(iii) the occurrence of any event or the satisfaction of any other condition specified by the Compensation Committee, or (iv) a combination of the foregoing. The performance measures may be absolute, relative to one or more other companies, or relative to one or more indices, and may be contingent upon future performance of the Company or any subsidiary, division, or department thereof by which the recipient is employed during the applicable performance period.

    Performance Awards. Performance Awards under the Plan provide for the payment to the recipient of the award, either in cash, shares of Common Stock, or a combination of the two, of an amount, the payment of which is contingent upon future performance of the Company or any subsidiary, division, or department thereof by which the recipient is employed during the applicable performance period. Payments of Performance Awards made in cash are based on the fair market value of the Common Stock on the payment date. The Compensation Committee has discretion to establish the performance measures applicable to such performance prior to the beginning of the performance period; provided such measures may be made subject to adjustment for specified significant extraordinary items or events. The performance measures may be absolute, relative to one or more other companies, or relative to one or more indices. The performance measures established by the Compensation Committee may be based upon the price of a share of Common Stock, net income per share, market share, return on shareholders' equity, sales, operating income, cash-flow return on investment, or economic value added, or a combination of any of the foregoing. The Compensation Committee, in its sole discretion, may provide for an adjustable Performance Award value based upon the level of achievement of performance measures. In determining the value of Performance Awards, the Compensation Committee has discretion to take into account a recipient's responsibility level, performance, potential, other awards, and such other considerations as it deems appropriate. The Compensation Committee may provide for a reduction in the value of a recipient's Performance Award during the performance period. A Performance Award shall terminate if the recipient does not remain continuously in the employ of the Company (or in service as a director) throughout the performance period, except as may be determined by the Compensation Committee.

    Incentive Awards. Incentive Awards under the Plan are rights to receive shares of Common Stock, or the fair market value thereof, or rights to receive an amount equal to any appreciation or increase in the fair market value of Common Stock over a specified period of time, which rights vest over a period of time established by the Compensation Committee, without satisfaction of any performance criteria or objectives. The Compensation Committee may require payment or other conditions of the holder respecting any Incentive Award. Payment may be made in cash, Common Stock, or a combination thereof, in a lump sum or in installments, as determined by the Compensation Committee. Payments of Incentive Awards made in cash are based on the fair market value of such

Common Stock on the payment date. As determined by the Compensation Committee, cash dividend equivalents may be paid during or after the vesting period with respect to individual Incentive Awards. An Incentive Award shall terminate if the holder does not remain continuously in the employ (or in service as a director) of the Company at all times during the applicable vesting period, except as otherwise determined by the Compensation Committee.

FEDERAL TAX ASPECTS

    Incentive Stock Options. The employee generally does not recognize income at either the date of grant or exercise of an ISO. Upon subsequent sale of the Common Stock, the employee receives long-term capital gain or loss treatment for the difference between the sales price and the option price, provided the shares are held for two years after the option is granted and one year after the date of exercise. If the sale occurs before two years have expired after the grant or within one year of the date of exercise, a "disqualifying disposition" has occurred, and the Company will be entitled to claim a tax deduction for compensation paid equal to the amount the optionee recognizes as income in such disqualifying disposition.

    Non-Qualified Stock Options. There are no tax consequences at the date of grant for an NQO. Upon exercise, the optionee will realize ordinary income equal to the excess of the fair market value of the Common Stock on the date of exercise over the option price. The Company will be entitled to claim a tax deduction for compensation equal to the amount the optionee recognizes as ordinary income.

    Section 162(m) of the Code. Section 162(m) of the Code precludes a public corporation from taking a deduction for compensation in excess of $1 million paid in a taxable year to its chief executive officer or any of its four other highest paid officers. However, compensation that qualifies under section 162(m) as "performance-based" is specifically exempt from the deduction limit. Based on current interpretive authority, the Company's ability to deduct compensation income generated in connection with the exercise of options granted under the Plan should not be limited by section 162(m). The Plan has been designed to provide flexibility with respect to whether Restricted Stock Awards will qualify as performance-based compensation under section 162(m) and, therefore, be exempt from the deduction limit. If the forfeiture restrictions relating to a Restricted Stock Award are based solely upon the satisfaction of one of the performance criteria set forth in the Plan, then the compensation expense relating to such an award should be deductible by the Company if the Restricted Stock Award becomes vested. However, compensation expense deductions relating to a Restricted Stock Award will be subject to the section 162(m) deduction limitation if the award becomes vested based upon any other criteria set forth in such award (such as the occurrence of a change of control or vesting based upon continued employment with the Company). Performance Awards under the Plan should qualify solely as performance-based compensation under section 162(m) and, therefore, be exempt from the deduction limit. Incentive awards under the Plan will not qualify as performance-based compensation and, therefore, compensation expense deductions related to such incentive awards will be subject to the section 162(m) deduction limitation.

    As of the date of this Proxy Statement, no action has been taken with respect to grants of options, awards or rights under the Plan. It is expected that employees, consultants and directors will likely be granted options, awards and rights in the future; however, actual recipients, the extent of options, awards or rights and dollar values are not currently determinable.

    The affirmative vote of the holders of a majority of the shares of Common Stock and Preferred Stock voting together as a class and represented in person or by proxy at the Annual Meeting is required for the approval of the Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL TO ADOPT THE PLAN.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information as of March 22, 1999 with respect to the Common Stock beneficially owned by (i) each person or group known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock, (ii) each director and each executive officer named in the Summary Compensation Table, and (iii) all directors and executive officers as a group.

                                                                                                 NUMBER OF       PERCENT
                                                                                            SHARES BENEFICIALLY    OF
NAME OF BENEFICIAL OWNER                                                                         OWNED(1)         CLASS
------------------------                                                                    -------------------  -------
(a) Five Percent (5%) Holders:
    Steinberg Asset Management Co., Inc..........................................               3,346,116(2)      11.4%
       12 East 49th Street
       New York, New York 10017

     Compression, Inc............................................................               3,247,100(3)      11.1%
       Two West Second Street
       Tulsa, Oklahoma  74103

     State Farm Mutual Automobile Insurance Company..............................               2,621,200(4)       9.0%
       One State Farm Plaza
       Bloomington, Illinois 61701

     K N Energy, Inc.............................................................               2,584,367(5)       8.4%
       370 Van Gordon Street
       Lakewood, Colorado 80228

     Franklin Resources, Inc.....................................................               2,301,350(6)       7.9%
       777 Mariners Island Blvd.
       San Mateo, California  94404

     Austin, Calvert & Flavin, Inc...............................................               2,266,225(7)       8.0%
       112 East Pecan, Suite 2800
       San Antonio, Texas 78205

     Royce & Associates, Inc.....................................................               1,874,610(8)       6.4%
       1414 Avenue of the Americas
       New York, New York  10019


(b) Directors and Named Executive Officers:
    Donald L. Evans.............................................................                 800,236(9)      2.7%
    William R. Granberry........................................................                 170,020(10)      *
    Thomas C. Brown.............................................................                 131,942(11)      *
    Peter R. Scherer............................................................                 122,104(12)      *
    Damon C. Button.............................................................                  87,500(13)
    Henry Groppe................................................................                  80,900(14)      *
    Thomas W. Dyk...............................................................                  77,500(15)
    Edward W. LeBaron, Jr.......................................................                  73,260(16)      *
    Robert H. Whilden, Jr.......................................................                  60,000(17)      *
    James B. Wallace............................................................                  54,600(18)      *
    Clyde E. McKenzie...........................................................                   1,000          *
    David M. Carmichael.........................................................                       0           0
(c) All Directors and Executive Officers as a Group (18 persons)................               1,730,294(19)     5.9%

-------
*   Does not exceed one percent (1%) of the class.

(1) Unless otherwise indicated, all shares of Common Stock are held directly with sole voting and dispositive powers. Beneficial ownership in respect of convertible securities and stock options includes shares that may be acquired within sixty (60) days.

(2) As reported in Amendment No. 5 to Schedule 13G dated January 29, 1999, filed jointly by Steinberg Asset Management Company, Inc. ("SAMC"), Michael
    A. Steinberg & Company, Inc. ("S&C"), and Michael A. Steinberg ("MAS"), SAMC has sole voting power with respect to 2,028,450 shares and sole dispositive power with respect to 3,225,416 shares; S&C has sole dispositive power with respect to 33,000 shares; and MAS has sole voting and dispositive powers with respect to 87,700 shares. MAS may be deemed to have beneficial ownership of the shares owned by all of the reporting entities.

(3) As reported in Amendment No. 4 to Schedule 13D dated October 19, 1998, Compression, Inc. has sole voting and dispositive power with respect to 3,247,100 shares. Charles Schusterman, through a partnership known as CS Holding Associates, beneficially owns Samson Investment Company which owns Compression, Inc.

(4) As reported in Amendment No. 20 to Schedule 13G dated February 12, 1999, State Farm Mutual Automobile Insurance Company, State Farm Investment Management Corporation and State Farm Insurance Companies Employee Retirement Trust have sole voting and dispositive power with respect to 2,600,000, 1,200, and 20,000 shares, respectively.

(5) Includes 1,666,000 shares of Common Stock that may be acquired by KN Energy, Inc., the sole owner of the Preferred Stock, upon conversion of 1,000,000 shares of Preferred Stock.

(6) As reported in Schedule 13G dated February 3, 1999, filed jointly by Franklin Resources, Inc. ("FRI"), Charles B. Johnson ("CGJ"), Rupert H. Johnson, Jr. ("RHJ"), and Franklin Advisers, Inc. ("FAI"), FAI has sole voting and dispositive powers with respect to 2,256,100 shares. Franklin Management, Inc. has sole dispositive powers with respect to 45,250 shares. CGJ and RHJ are principal shareholders of FRI and may be deemed to be beneficial owners of the shares reported.

(7) As reported in Amendment No. 1 to Schedule 13G dated February 11, 1999, filed jointly, with the SEC by a group of six reporting persons, Austin, Calvert & Flavin, Inc. has shared voting and dispositive powers with respect to 1,930,925 shares; Encino Partners, L.P. has shared voting and dispositive powers with respect to 120,300 shares; Edward H. Austin, Jr., Johnathon C. Calvert and Harry M. Flavin each have shared voting and dispositive powers with respect to 2,051,225 shares and sole voting and dispositive powers with respect to 204,400, 10,500 and 100 shares, respectively. Fred B. Labatt has shared voting and dispositive powers with respect to 120,300 shares.

(8) As reported in Schedule 13G dated February 8, 1999, filed jointly by Royce & Associates, Inc. ("Royce"), Royce Management Company ("RMC"), Charles M. Royce ("CMR"), Royce has sole voting and dispositive powers with respect to 1,803,310 shares; and RMC has sole voting and dispositive powers with respect to 71,300 shares. CMR may be deemed to be a controlling person of Royce and RMC and a beneficial owner of the shares reported; however, CMR disclaims beneficial ownership of such shares.

(9) Includes 800,000 shares issuable upon the exercise of stock options and 236 shares allocated to Mr. Evans' KSOP Plan account.

(10) Includes 170,020 shares issuable upon the exercise of stock options.

(11) Includes (i) 120,000 shares issuable upon the exercise of stock options,
     (ii) 5,253 shares allocated to Mr. Brown's KSOP Plan account, (iii) 975 shares held in the name of Mr. Brown's wife, and (iv) 5,714 shares owned by the C.V. Lyman Testamentary Trust. Mr. Brown serves as a Co-Trustee of such trust, has shared voting and investment powers with respect to such shares and disclaims beneficial ownership of such shares.

(12) Includes 120,010 shares issuable upon the exercise of stock options and 2,094 shares allocated to Mr. Scherer's KSOP Plan account.

(13) All of such shares are issuable upon the exercise of stock options.

(14) Includes 70,000 shares issuable upon the exercise of stock options and 10,900 shares held by children of Mr. Groppe, the beneficial ownership of which is disclaimed by Mr. Groppe.

(15) Includes 75,000 shares issuable upon the exercise of stock options and 2,500 shares held in Mr. Dyk's KSOP Plan account.

(16) Includes 70,000 shares issuable upon the exercise of stock options.

(17) All of such shares are issuable upon the exercise of stock options.

(18) Includes 50,000 shares issuable upon the exercise of stock options.

(19) Includes 1,691,197 shares issuable upon the exercise of stock options.

                             EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY AND POLICIES

    The Compensation Committee of the Board of Directors is responsible for setting and administering the policies which govern both annual cash compensation and incentive programs for the Company's executive officers. The Compensation Committee is currently composed of three directors, none of whom are employed by the Company or any of its subsidiaries. Following review and approval of executive compensation by the Compensation Committee, all recommendations of the Compensation Committee are submitted to the full Board of Directors for approval.

    With respect to 1998 compensation, the Compensation Committee has not adopted a structured salary, stock option or other incentive compensation program but does utilize performance factors as described below to assist in the determination of compensation. The Compensation Committee maintains the philosophy that compensation of its executive officers should be balanced between a fair and reasonable cash compensation and incentives linked to the Company's overall operating performance. To achieve this balance, executives have, in addition to their salaries and cash bonuses, been awarded stock options that reward executives through the creation of stockholder value. The Compensation Committee takes into account that corporate performance, especially in the oil and gas industry, is often cyclical and that the Company's performance in any given year, whether favorable or unfavorable, may not necessarily be representative of immediate past results or future performance. Consequently, the Compensation Committee examines and recommends executive compensation levels based on certain factors compared over a period of several consecutive years, rather than applying such factors on an isolated or "snapshot" basis at the time compensation levels are recommended by the Compensation Committee to the full Board of Directors. In this regard, and partly due to the peculiarities of financial accounting requirements for oil and gas companies, the Compensation Committee emphasizes performance factors such as growth in the Company's proved oil and gas reserves, increases in volumes of oil and gas sold by the Company, oil and gas finding costs and operating costs, and the achievement by management of specific goals set by the Board of Directors from time to time; however, the Compensation Committee has not established any specific performance levels which would automatically result in increases in compensation, nor does the Compensation Committee assign absolute weights or rankings to factors considered by it, but instead makes a subjective determination based upon a consideration of all of such factors. The Compensation Committee has utilized from time to time various compensation survey reports as prepared for the oil and gas industry by consultants such as William M. Mercer, Incorporated, KPMG Peat Marwick LLP and Effective Compensation Inc. when analyzing current compensation amounts for executive officers and employees. As of the date of this Proxy Statement, the Compensation Committee has taken no action with respect to 1998 bonus compensation for the named executive officers or other employees of the Company.

    In addition to the factors described above, in the case of Mr. Evans, the Chief Executive Officer, the Compensation Committee also considers and takes into account Mr. Evans' ability to maintain and strengthen the Company's relationships with the investment community, generate employee confidence and morale, and demonstrate other leadership qualities. Under Mr. Evans' leadership and managerial capabilities, the Company reported revenues of $133,473,000 for the year ended December 31, 1998, as compared to revenues of $128,737,000 for 1997. The Company also reported a 13% increase in natural gas production in 1998 as compared to 1997 and an increase of reserves from 390 BCFE in 1997 to 406 BCFE in 1998. Mr. Evans' base salary was increased in 1998 by 7.4%. The Committee believes the salary paid to Mr. Evans for 1998 is appropriate and consistent with the Committee's objective of recommending compensation levels and components based on factors compared over a period of several years and, at the same time, more closely approximate competition levels. The Compensation Committee believes that the current mix between the cash and equity incentive opportunities presently in place for Mr. Evans and the other executive officers of the Company is adequate to motivate and retain them.

    On June 19, 1998, the Board of Directors, upon the recommendation of the Compensation Committee, approved the amendment of certain existing stock option agreements with Company employees (including the named executive officers) and directors to achieve the repricing of all outstanding stock options for directors and employees with an exercise price in excess of $15.6875 per share to a new price of $15.6875 per share (the closing price of the Common Stock on such date). Due to market conditions in the oil and gas industry and the resulting decrease in the price of the Common Stock which is not indicative of the performance of the Company's directors and employees, the Compensation Committee recommended the option repricing program to maintain the compensatory and incentive purposes inherent in the granting of such options.

    Section 162(m) of the Code precludes a publicly held corporation from taking a deduction for compensation in excess of $1 million for its chief executive officer or any of its four other highest-paid officers, unless compensation is awarded under plans meeting a number of requirements based upon objective performance standards and advance stockholder approval. Although the Compensation Committee has not established a policy with respect to qualifying compensation paid to its executive officers under section 162(m), the Compensation Committee will continue to assess the implications of section 162(m) on executive compensation and determine what action, if any, will be appropriate.

    The foregoing report is made by the Compensation Committee of the Company's Board of Directors. The members of the Compensation Committee throughout 1998 were David M. Carmichael, Henry Groppe and Robert H. Whilden, Jr.



SUMMARY OF ANNUAL COMPENSATION

    The following table sets forth compensation paid by the Company to its Chief Executive Officer and the four other most highly compensated executive officers for fiscal years 1996, 1997 and 1998.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG TERM
                                                 ANNUAL             COMPENSATION
         NAME AND                             COMPENSATION             OPTIONS        ALL OTHER
    PRINCIPAL POSITION          YEAR    SALARY ($)     BONUS ($)     AWARDED (#)  COMPENSATION ($)
--------------------------    -------  ------------  ------------  ------------- -----------------
D. L. Evans,                   1998       325,204            -0-      300,000          41,642(1)
  Chairman and CEO             1997       302,130       162,500           --0--        40,698(1)
                               1996       279,260       100,000       150,000          38,369(1)

W.R. Granberry,                1998       240,200            -0-       50,000           7,867(2)
  President and COO            1997       220,000        84,000           --0--         9,121(2)
                               1996       200,000        65,000       165,000          56,081(2)

T.W. Dyk,                      1998(3)    131,238            -0-      125,000           5,839(4)
  EVP - Northern Region

D.C. Button,                   1998(5)     61,350       150,000       175,000          15,161(6)
  EVP and CFO

P. R. Scherer,                 1998       142,702            -0-       25,000           8,967(7)
  EVP - Southern Region        1997       131,250        41,250           --0--         7,683(7)
                               1996       115,000        46,250        35,000           5,439(7)

----------
(1) Such amounts include: for 1998 -- (i) an allocation of $6,667 to Mr. Evans' KSOP Plan account, (ii) an award of $1,250 under the Company's wellness/physical fitness program, (iii) $4,646 attributable to the Company's payment for the term portion of a split dollar life insurance policy (the "Policy") on behalf of Mr. Evans, and (iv) the remaining $29,079 represents the net present value of interest savings on the whole life portion of the Policy for a period of ten years computed at an annual interest savings rate of 8% per annum; and for 1997 -- (i) an allocation of $6,333 to Mr. Evans' KSOP Plan account, (ii) an award of $800 under the Company's wellness/physical fitness program, (iii) $4,321 attributable to the Company's payment for the term portion of the Policy on behalf of Mr. Evans, and (iv) the remaining $29,244 represents the net present value of interest savings on the whole life portion of the Policy for a period of ten years computed at an annual interest savings rate of 8% per annum; and for 1996 -- (i) an allocation of $4,104 to Mr. Evans' KSOP Plan account, (ii) an award of $850 under the wellness/physical fitness program, (iii) $4,007 attributable to the Company's payment for the term portion of the Policy, and (iv) the remaining $29,408 represents the net present value of the interest savings on the whole life portion of the Policy for a period of ten years computed at an annual interest savings rate of 8% per annum.

(2) Such amounts include: for 1998 -- (i) an allocation of $6,667 to Mr. Granberry's KSOP Plan account, (ii) an award of $1,200 under the wellness/physical fitness program; and for 1997 -- (i) an allocation of $6,070 to Mr. Granberry's KSOP Plan account, (ii) an award of $750 under the wellness/physical fitness program, (iii) reimbursement of moving expenses in the amount of $2,301; and for 1996 -- (i) an allocation of $4,104 to Mr. Granberry's KSOP Plan account, (ii) reimbursement of moving expenses in the amount of $51,427, and (iii) an award of $550 under the wellness/physical fitness program.

(3) Mr. Dyk first became an officer of the Company on April 27, 1998.

(4) Such amounts include: for 1998-- (i) an allocation of $5,272 to Mr. Dyk's KSOP Plan account, and (ii) an award of $567 under the wellness/physical fitness program.

(5) Mr. Button first became an officer of the Company on September 2, 1998.

(6) Such amounts include: for 1998 -- (i) an allocation of $6,578 to Mr. Button's KSOP Plan account, (ii) an award of $75 under the wellness/physical fitness program, and (iii) relocation expenses of $8,508.

(7) Such amounts include: for 1998 -- (i) an allocation of $6,667 to Mr. Scherer's KSOP Plan account and (ii) an award of $2,300 under the wellness/physical fitness program; and for 1997 -- (i) an allocation of $6,333 to Mr. Scherer's KSOP Plan account and (ii) an award of $1,350 under the wellness/physical fitness program; and for 1996 -- (i) an allocation of $3,789 to Mr. Scherer's KSOP Plan account, and (ii) an award of $1,650 under the wellness/physical fitness program.

STOCK OPTION GRANTS

                               1998 OPTION GRANTS




                                                INDIVIDUAL GRANTS
                        ------------------------------------------------------------------    POTENTIAL REALIZABLE
                          NUMBER OF         PERCENT OF                                          VALUE AT ASSUMED
                          SECURITIES      TOTAL OPTIONS       EXERCISE                        ANNUAL RATES OF STOCK
                          UNDERLYING        GRANTED TO         OR BASE                       PRICE APPRECIATION FOR
                           OPTIONS         EMPLOYEES IN         PRICE        EXPIRATION          OPTION TERM (1)
         NAME            GRANTED (#)       FISCAL YEAR         ($/SH)           DATE          5%($)         10%($)
         ----            -----------       -----------         ------           ----          -----         ------
D.L. Evans.........        200,000             15.1             15.6875(2)    04/02/08     1,920,824      4,838,376
                           100,000              7.5             15.6875       06/19/08       986,578      2,500,183
W.R. Granberry.....         50,000              3.8             15.6875       06/19/08       493,289      1,250,092
T.W. Dyk...........        100,000              7.5             15.6875(2)    04/27/08       968,878      2,445,307
                            25,000              1.9             15.6875       06/19/08       246,645        625,046
D.C. Button........        175,000             13.2             11.3750       09/02/08     1,251,893      3,172,544
P.R. Scherer.......         25,000              1.9             15.6875       06/19/08       246,645        625,046



----------------

(1) These amounts are calculated based on the indicated annual rates of appreciation and annual compounding from the date of grant to the end of the option term. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. There is no assurance that the amounts reflected in this table will be achieved.

(2) This exercise price reflects the option repricing program effected June 19, 1998. See "Report on Repricing of Options."

OPTION EXERCISES AND HOLDINGS

                       AGGREGATED OPTION EXERCISES IN 1998

                         AND 1998 YEAR-END OPTION VALUES


                         SHARES                                                             VALUE OF UNEXERCISED
                        ACQUIRED                        NUMBER OF UNEXERCISED              IN-THE-MONEY OPTIONS
                           ON           VALUE          OPTIONS ON 12/31/98 (#)              ON 12/31/98 ($)(1)
                        EXERCISE       REALIZED      ------------------------------    ------------------------------
        NAME               (#)           ($)         EXERCISABLE      UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
        ----               ---           ---         -----------      -------------     -----------     -------------
D.L. Evans........          -             -            750,000            300,000        1,206,240            -0-
W.R. Granberry....          -             -            145,020             94,980               -0-           -0-
T.W. Dyk..........          -             -             50,000             75,000               -0-           -0-
D.C. Button.......          -             -             87,500             87,500               -0-           -0-
P.R. Scherer......          -             -            120,010             34,990          154,580            -0-

----------

(1) Value of in-the-money options is equal to the fair market value of a share of Common Stock at fiscal year-end of $10.03 (based on the last sale price of the Common Stock) less the exercise price.

REPORT ON REPRICING OF OPTIONS

                          OPTION REPRICINGS (1989-1998)


                                                                                                        LENGTH OF
                                                          MARKET PRICE       EXERCISE                    ORIGINAL
                                                          OF STOCK AT        PRICE AT                  OPTION TERM
                                          NUMBER OF         TIME OF           TIME OF                   REMAINING
                                           OPTIONS        REPRICING OR     REPRICING OR       NEW       AT DATE OF
                                         REPRICED OR       AMENDMENT         AMENDMENT      EXERCISE   REPRICING OR
      NAME & POSITION           DATE     AMENDED (1)          ($)               ($)          PRICE    AMENDMENT (YRS)
      ---------------           ----     -----------          ---               ---          ------   ---------------
Donald L.Evans                06/19/98      200,000           15.6875          22.80          15.6875        9.83
   Chairman and CEO           06/19/98      150,000           15.6875          17.37          15.6875        8.25
                              09/04/91      200,000              4.00           5.68             4.00        5.25
                              09/04/91      200,000              4.00           5.75             4.00        8.75
William R. Granberry                 -            -                 -              -                -           -
   President and COO
Thomas W. Dyk                 06/19/98      100,000           15.6875          19.63          15.6875        9.83
   EVP - Northern Region
Damon C.Button                       -            -                 -              -                -           -
   EVP and CFO
Peter R. Scherer              09/04/91       20,000              4.00           5.68             4.00        5.25
   EVP - Southern Region      09/04/91       15,000              4.00           5.25             4.00        8.25


EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

    The Company has an employment agreement with Mr. Evans which expires on December 31, 2001. The agreement provides for a severance benefit payment upon the occurrence of Mr. Evans' resignation from employment, preceded by either (i) the assignment of Mr. Evans without his consent to any duties inconsistent with his position, duties, responsibilities or status with the Company or a reduction of his duties or responsibilities for reasons other than good cause; (ii) any failure of the Company or its stockholders, as the case may be, to re-elect Mr. Evans to the offices of Chief Executive Officer and Director or his removal from any such office for reasons other than good cause; or (iii) any breach by the Company (or any successor) of any of the provisions of the agreement or any failure by the Company to carry out any of its obligations under the agreement for reasons other than good cause. The severance benefit payment is an amount equal to Mr. Evans' then existing annual base pay (or an amount equal to his base pay for the balance of the term of the agreement if less than one year). If a dispute arises regarding a termination of Mr. Evans or the interpretation or enforcement of the agreement, all legal fees and expenses incurred by Mr. Evans in contesting or disputing any such termination or seeking to obtain or enforce any right or benefit provided for in the agreement will be paid by the Company, to the extent Mr. Evans prevails. An amendment to this agreement provides Mr. Evans with the option of electing the benefits of the employment agreement or the Severance Agreement described below.

    The Company has entered into Severance Agreements with certain officers of the Company (including the named executive officers) regarding compensation upon termination of employment for reasons other than cause, death, disability or retirement due to any of the following events: (i) a change in control of 20% of the Company's securities, (ii) an acquisition of over 50% of the Company's assets, (iii) a change in the composition of a majority of the board of directors, (iv) failure of more than one of management's director nominees to be elected and (v) a merger or sale of assets of the Company in which the Company does not survive. The term of the agreements is through December 2003 with automatic annual extensions thereafter. The agreements provide that eligible officers shall receive a multiple of their annual base salary plus bonus and continuation of medical insurance benefits for a time period equal to such multiple. The multiple for Mr.Evans is 2.5 and the multiple for each of Messrs. Granberry, Dyk, Button and Scherer is 2.

    The Company's 1989 Stock Option Plan and 1993 Stock Option Plan both contain "change of control" provisions which are applicable to all holders of options granted under the plans, including the named executive officers. The change of control provisions in both plans, which are substantially identical, generally provide that if (i) the Company is not the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company),
(iii) the Company is to be dissolved and liquidated, (iv) any person or group acquires ownership or control of more than 50% of the outstanding shares of the Company's voting stock, or (v) in connection with a contested election of directors, the persons who were directors of the Company before such election cease to constitute a majority of the Board (each such event constituting a "Corporate Change"), then (a) ten days after the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of directors or (b) thirty days after a change of control of the type described in clause (iv), the Board's Compensation Committee shall effect one or more of the following alternatives: (1) accelerate the time at which options then outstanding may be exercised so that such options may be exercised in full for a limited period of time on or before a specified date (before or after a Corporate Change) fixed by the Compensation Committee, after which specified date all unexercised options and all rights of optionees shall terminate, (2) require the mandatory surrender to the Company by selected optionees of some or all of the outstanding options held by such optionees (irrespective of whether such options are then exercisable under the provisions of the plan) as of the date, before or after a Corporate Change, specified by the Compensation Committee, in which event the Compensation Committee shall thereupon cancel such options and the Company shall pay to each optionee an amount of cash per share equal to the excess, if any, of the "Change of Control Value" of the shares subject to such option over the exercise prices under such options for such shares, (3) make such adjustments to options then outstanding as the Compensation Committee deems appropriate to reflect the Corporate Change, or (4) provide that thereafter upon any exercise of an option theretofore granted the optionee shall be entitled to purchase under such option, in lieu of the number of shares of stock then covered by such option the number and class of shares of stock or other securities or property to which the optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution the optionee had been the holder of record of the number of shares of stock then covered by such option. The "Change of Control Value" is an amount equal to, whichever is applicable, (i) the per share price offered to stockholders of the Company in any merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such options being surrendered are exercisable, as determined by the Compensation Committee as of the date determined by the Compensation Committee to be the date of cancellation and surrender of such options. If the consideration offered to stockholders of the Company in any transaction consists of anything other than cash, the Compensation Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

PERFORMANCE GRAPH

    The following performance graph compares the annual cumulative total stockholder shareowner return on the Common Stock with the cumulative total return of the S&P Composite -- 500 Stock Index and the S&P Energy Composite Index for the period of five fiscal years commencing December 31, 1993 and ending December 31, 1998. The table assumes that the value of an investment in the Common Stock and each Index was $100 on December 31, 1993 and that all dividends were reinvested. The stock price performance shown on the graph below is not necessarily indicative of future price performance.


  MEASUREMENT PERIOD       TOM BROWN,    ENERGY
 (FISCAL YEAR COVERED)        INC.      COMPOSITE   S&P 500 INDEX
          1993               100.00       100.00       100.00
          1994               102.22       103.84       101.32
          1995               129.39       134.61       138.90
          1996               172.13       160.39       161.86
          1997               164.35       185.64       195.22
          1998               116.46       186.18       223.80

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company are entitled, at their option, to receive a fee of $3,000 per physical meeting or participate in an unfunded non-qualified deferred compensation arrangement. Under the deferred compensation arrangement which was implemented in July 1995, a participating director defers the director's fee that would otherwise be payable to him until the earlier of (i) his separation from the Board of Directors, or (ii) the date ending on the fifth anniversary of such director's participation in the arrangement. The deferred fees are then used by the Company to purchase and make premium payments on a life insurance policy naming the Company as beneficiary and covering the life of the director. Upon the retirement or death of the participating director, such director or his designated beneficiary is entitled to receive an annual retirement or survivor benefit for a period of ten years. During 1998, Messrs. LeBaron and Wallace elected to participate in the deferred compensation arrangement. For the year ended December 31, 1998, the Company paid director's fees in the amount of $15,000 to each of Messrs. Groppe and Whilden. The Company also paid insurance premiums under the deferred compensation arrangement in the amount of approximately $12,000 for each of Messrs. LeBaron and Wallace. The Company reimburses its directors for actual expenses incurred in attending meetings of the Board of Directors.

     Pursuant to the Company's arrangement with Mr. Brown, the Company pays Mr. Brown a consulting fee in the amount of $6,355 per month. During 1998, the Company paid $76,460 to Mr. Brown under such arrangement.

    Directors who are employees of the Company, as well as the directors elected by the current holder of the Preferred Stock, receive no compensation for service on the Board of Directors or its committees.

STOCK OPTION PARTICIPATION OF DIRECTORS

    Directors who are also employees of the Company are eligible to participate in the Company's 1989 Stock Option Plan. In the case of non-employee directors, the 1989 Stock Option Plan provides for a one-time grant of an option to purchase 25,000 shares of Common Stock to each individual who was a non-employee director of the Company on December 12, 1989 and to each individual who becomes a non-employee director thereafter.

    All directors of the Company are also eligible to participate in the Company's 1993 Stock Option Plan. On June 19, 1998, each of Messrs. Brown, LaBaron, Groppe, Wallace and Whilden, non-employee directors of the Company, were granted a nonqualified stock option to purchase 10,000 shares of Common Stock at an exercise price of $15.6875 per share, the fair market value of the stock on the date of grant. The options expire ten years from the date of grant and are exercisable in five equal annual increments, commencing June 19, 1999.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Donald L. Evans, the Chairman of the Board of Directors and Chief Executive Officer of the Company, serves on the Board of Directors and compensation committee of TMBR/Sharp Drilling, Inc. ("TMBR"). Thomas C. Brown, the Chairman of the Board of Directors of TMBR, is a Director of the Company. As of March 22, 1999, Mr. Brown and Mr. Evans beneficially owned approximately 11.2% and less than 1%, respectively, of the outstanding common stock of TMBR. See "Certain Relationships and Related Transactions" .

    Mr. Whilden, a partner in the law firm of Vinson & Elkins, Houston, Texas, is a director of the Company and a member of the Board's Compensation Committee. Mr. Groppe, a partner in the oil and gas consulting firm of Groppe, Long & Littell, Houston, Texas, is a director of the Company and is also a member of the Compensation Committee. The Company retains the services of Vinson & Elkins and Groppe, Long & Littell from time to time.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The C. V. Lyman Testamentary Trust (the "Trust") owns working interests in certain oil and gas properties in which the Company also owns working interests and serves as operator. Mr. Brown, a director of the Company, is a co-trustee of the Trust. As a result of its ownership interest in the properties, the Trust has at various times been indebted to the Company. During 1998, the Company billed the Trust approximately $305,000 for the Trust's proportionate share of costs and expenses attributable to its ownership of working interests in such oil and gas properties. The largest amount owed by the Trust to the Company at any one time during 1998 was approximately $33,000 and, at December 31, 1998, the Trust was indebted to the Company in the amount of approximately $16,000. Payments to the Company are due after monthly billings by the Company on the same basis as all other working interest owners, and the Trust's participation in the oil and gas properties is on the same basis as all other participants.

    During 1998, the Company billed Wind River -- Pavillion, Ltd., a Texas limited partnership (the "Partnership"), approximately $3,897,000 for the Partnership's proportionate share of lease operating, exploration, development and related expenses associated with the Partnership's ownership of working interests in oil and gas leases located in Fremont County, Wyoming. The Company is the sole general partner of the Partnership and also serves as operator of all of the leases owned by the Partnership. State Farm Mutual Automobile Insurance Company ("State Farm") is the sole limited partner of the Partnership and the holder of 2,621,200 shares of the Company's Common Stock. Revenues and costs (excluding capital costs) of the Partnership are allocated 20% to the Company and 80% to State Farm before payout (defined as recovery of all of State Farm's costs plus a specified rate of return), increasing to 75% (including capital costs) to the Company after payout. The Partnership owed the Company approximately $1,990,000 at December 31, 1998, which was the largest amount owed by the Partnership to the Company at any one time during 1998. Payments to the Company are due after monthly billings by the Company on the same basis as all other working interest owners, and the Partnership's participation in the leases is on the same basis as all other participants.

    Brownlie, Wallace, Armstrong and Bander Exploration ("BWAB"), a partnership, owns interests in options to purchase working interests in oil and gas leases located in Wyoming, and in which the Company also owns interests and acts as operator. Mr. Wallace, a director of the Company, is a partner in BWAB. As a result of its ownership interest in the option, and oil and gas leases acquired by the Company pursuant to such options, BWAB has at various times been indebted to the Company. During 1998, the Company billed BWAB approximately $786,000 for BWAB's proportionate share of costs associated with the acquisition of leases under option as well as exploration and development costs. The largest amount owed by BWAB to the Company at any one time during 1998 was approximately $131,000 and BWAB was indebted to the Company in the approximate amount of $57,000 at December 31, 1998. Payments to the Company are due after monthly billings by the Company on the same basis as all other interest owners, and BWAB's participation in the option, and underlying leases, is on the same basis as all other participants.

    Wildhorse Energy Partners LLC, a Delaware limited liability company ("Wildhorse"), provides gas gathering, processing, marketing, field and storage services to the Company and third parties. Wildhorse, which is owned 55% by KNE and 45% by the Company, is managed by KNE under the direction of an operating team consisting of two representatives appointed by the Company and two representatives appointed by KNE. KNE is the holder of approximately 8.4% of the Company's voting securities. During 1998, the Company made capital contributions to Wildhorse of approximately $10,815,175.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires, among other things, that the Company's directors and officers file with the SEC, at specified times, reports of beneficial ownership and changes in beneficial ownership of the Company's Common Stock and other equity securities. Based solely on a review of copies of such reports furnished to the Company, or written representations that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements for its directors and officers for the fiscal year ending December 31, 1998 have been complied with in a timely manner, except that a Form 4 covering one transaction for Mr. Wallace was filed two days late.

                                   ACCOUNTANTS

    Arthur Andersen LLP has served as the Company's independent auditors since March 1990, and currently serves the Company as independent auditors. A representative of Arthur Andersen LLP will be present at the Annual Meeting and will have an opportunity to make a statement to the stockholders, if he desires to do so, and to respond to appropriate questions.

                              STOCKHOLDER PROPOSALS

    In accordance with rules of the SEC, stockholders of the Company may present proposals to the Company for inclusion in the Company's Proxy Statement prepared in connection with its next regular annual meeting of stockholders. Such proposals must be received by the Company no later than December 16, 1999, in order to be considered for inclusion in the Proxy Statement for the 2000 annual meeting.

                                  OTHER MATTERS

    The Board of Directors knows of no matters other than those discussed in this Proxy Statement that properly may be, or are likely to be, brought before the meeting. In the event any other matters are properly brought before the meeting, however, the proxy holders or their substitutes will vote in accordance with their best judgment on such matters.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                                       /s/ BRUCE R. DEBOER

                                                         BRUCE R. DEBOER
                                                            Secretary

April 1, 1999

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998, EXCLUSIVE OF EXHIBITS, IS AVAILABLE TO EACH BENEFICIAL OWNER OF THE COMPANY'S SECURITIES WITHOUT CHARGE UPON WRITTEN REQUEST SETTING FORTH A GOOD FAITH REPRESENTATION THAT AS OF THE RECORD DATE, SUCH PERSON WAS A BENEFICIAL OWNER OF THE COMPANY'S SECURITIES ENTITLED TO VOTE AT THE ANNUAL MEETING, TO: SECRETARY, TOM BROWN, INC., 508 WEST WALL, SUITE 500, P.O. BOX 2608, MIDLAND, TEXAS 79702.

                                   APPENDIX A

                                TOM BROWN, INC.

                         1999 LONG TERM INCENTIVE PLAN


                                   I. PURPOSE

     The purpose of the TOM BROWN, INC. 1999 LONG TERM INCENTIVE PLAN (the "Plan") is to provide a means through which TOM BROWN, INC., a Delaware corporation (the "Company"), and its subsidiaries may attract able persons to serve as directors, consultants, or advisors or to enter the employ of the Company and its affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its affiliates rest, and whose present and potential contributions to the welfare of the Company and its affiliates are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its affiliates. Accordingly, the Plan provides for granting Incentive Stock Options, options that do not constitute Incentive Stock Options, Restricted Stock Awards, Performance Awards, and Incentive Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular Employee, consultant, advisor, or director as provided herein.

                                 II. DEFINITIONS

     The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

     (a) "AFFILIATE" means any corporation, partnership, limited liability company or partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

     (b) "AWARD" means, individually or collectively, any Option, Restricted Stock Award, Performance Award or Incentive Award.

     (c) "BOARD" means the Board of Directors of the Company.

     (d) "CODE" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

     (e) "COMMITTEE" means a committee of the Board that is selected by the Board as provided in Paragraph IV(a).

     (f) "COMMON STOCK" means the common stock, par value $0.10 per share, of the Company, or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Paragraph XI.

     (g) "COMPANY" means Tom Brown, Inc., a Delaware corporation.

     (h) "CONSULTANT" means any person who is not an Employee and who is providing advisory or consulting services to the Company or any Affiliate.

     (i) "DIRECTOR" means an individual elected to the Board by the stockholders of the Company or by the Board under applicable corporate law who is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date.

     (j) "EMPLOYEE" means any person (including a Director) in an employment relationship with the Company or any Affiliate.

     (k) "FAIR MARKET VALUE" means, as of any specified date, the mean of the high and low sales prices of the Common Stock reported on the stock exchange composite tape on that date, or, if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

     (l) "HOLDER" means an Employee, Consultant, or Director who has been granted an Award.

     (m) "IMMEDIATE FAMILY" means, with respect to a Holder, the Holder's spouse, children, or grandchildren (including adopted and stepchildren and grandchildren).

     (n) "INCENTIVE AWARD" means an Award granted under Paragraph X of the Plan.

     (o) "INCENTIVE AWARD AGREEMENT" means a written agreement between the Company and a Holder with respect to a Incentive Award.

     (p) "INCENTIVE STOCK OPTION" means an incentive stock option within the meaning of section 422 of the Code.

     (q) "1934 ACT" means the Securities Exchange Act of 1934, as amended.

     (r) "OPTION" means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options that do not constitute Incentive Stock Options to purchase Common Stock.

     (s) "OPTION AGREEMENT" means a written agreement between the Company and a Holder with respect to an Option.

     (t) "PERFORMANCE AWARD" means an Award granted under Paragraph IX of the Plan.

     (u) "PERFORMANCE AWARD AGREEMENT" means a written agreement between the Company and a Holder with respect to a Performance Award.

     (v) "PLAN" means the Tom Brown, Inc. 1999 Long Term Incentive Plan, as amended from time to time.

     (w) "RESTRICTED STOCK AGREEMENT" means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

     (x) "RESTRICTED STOCK AWARD" means an Award granted under Paragraph VIII of the Plan.

     (y) "RULE 16b-3" means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

     (z) "STOCK APPRECIATION RIGHT" shall have the meaning assigned to such term in Paragraph VII(d) of the Plan.

                  III. EFFECTIVE DATE AND DURATION OF THE PLAN

     The Plan shall become effective upon the date of its adoption by the Board, provided the Plan is approved by the stockholders of the Company within twelve months thereafter. Notwithstanding any provision in the Plan, no Option shall be exercisable and no Award shall vest or become satisfiable prior to such stockholder approval. No further Awards may be granted under the Plan after ten years from the date the Plan is adopted by the Board. The Plan shall remain in effect (at least for the purpose of governing outstanding Awards) until all Option Awards granted under the Plan have been exercised or expired, all Restricted Stock Awards granted under the Plan have vested or been forfeited, and all Performance Awards and Incentive Awards have been satisfied or have terminated.

                              IV.   ADMINISTRATION

     (a) COMPOSITION OF COMMITTEE. The Plan shall be administered by a committee of, and appointed by, the Board, and such committee shall be comprised solely of two or more outside Directors (within the meaning of the term "outside directors" as used in section 162(m) of the Code and applicable interpretive authority thereunder and within the meaning of "Non-Employee Director" as defined in Rule 16b-3).

     (b) POWERS. Subject to the express provisions of the Plan, the Committee shall have authority, in its sole discretion, to determine which Employees, Consultants, or Directors shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option or nonqualified Option shall be granted, and the number of shares to be subject to each Option or Restricted Stock Award, the number of shares subject to or the value of each Performance Award, and the value of each Incentive Award. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective Employees, Consultants, or Directors, their present and potential contribution to the Company's success and such other factors as the Committee in its sole discretion shall deem relevant.

     (c) ADDITIONAL POWERS. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective agreements executed hereunder, to prescribe rules and regulations relating to the Plan, and to determine the terms, restrictions and provisions of the agreement relating to each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Paragraph IV shall be conclusive.

                V. SHARES SUBJECT TO THE PLAN; GRANT OF OPTIONS;
                        GRANT OF RESTRICTED STOCK AWARDS

     (a) SHARES SUBJECT TO THE PLAN AND AWARD LIMITS. Subject to adjustment in the same manner as provided in Paragraph XI with respect to shares of Common Stock subject to Options then outstanding, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 2,000,000 shares. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses, the rights of its Holder terminate, an Award is paid in cash or an Award is settled in a manner such that all or some of the shares of Common Stock covered by the Award are not issued to the Holder, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Awards granted to any one individual during the term of the Plan may not exceed 2,000,000 shares of Common Stock (subject to adjustment in the same manner as provided in Paragraph XI with respect to shares of Common Stock subject to Options then outstanding) and the maximum value of any Performance Award granted to any one individual during any calendar year may not exceed $500,000. The limitations set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan to constitute "performance-based" compensation for purposes of section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options that are canceled or repriced.

     (b) GRANT OF AWARDS. The Committee may from time to time grant Awards to one or more Employees, Consultants, or Directors determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan.

     (c) STOCK OFFERED. Subject to the limitations set forth in Paragraph V(a), the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan.

                                 VI. ELIGIBILITY

     Awards may be granted only to persons who, at the time of grant, are Employees, Consultants, or Directors. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Restricted Stock Award, a Performance Award, an Incentive Award, or any combination thereof.

                               VII. STOCK OPTIONS

     (a) OPTION PERIOD. The term of each Option shall be as specified by the Committee at the date of grant.

     (b) LIMITATIONS ON EXERCISE OF OPTION. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

     (c) SPECIAL LIMITATIONS ON INCENTIVE STOCK OPTIONS. An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) at the time the Option is granted. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Holder's lifetime only by such Holder or the Holder's guardian or legal representative.

     (d) OPTION AGREEMENT. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under section 422 of the Code. Each Option Agreement shall specify the effect of termination of (i) employment, (ii) the consulting or advisory relationship, or (iii) membership on the Board, as applicable, on the exercisability of the Option. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Moreover, an Option Agreement may provide for a "cashless exercise" of the Option by establishing procedures satisfactory to the Committee with respect thereto. Further, an Option Agreement may provide for the surrender of the right to purchase shares under the Option in return for a payment in cash or shares of Common Stock or a combination of cash and shares of Common Stock equal in value to the excess of the Fair Market Value of the shares with respect to which the right to purchase is surrendered over the option price therefor ("Stock Appreciation Rights"), on such terms and conditions as the Committee in its sole discretion may prescribe. In the case of any such Stock Appreciation Right that is granted in connection with an Incentive Stock Option, such right shall be exercisable only when the Fair Market Value of the Common Stock exceeds the price specified therefor in the Option or the portion thereof to be surrendered. Finally, the Committee (concurrently with the grant of an Option or subsequent to such grant) may, in its sole discretion, provide in an Option Agreement respecting an Option that, if the Holder pays the Option exercise price in shares of Common Stock, upon the date of such payment a new option shall be granted under this Plan or under another available plan and the number of shares of Common Stock subject to such new option shall be equal to the number of shares of Common Stock tendered in payment (plus the number of any shares of Common Stock respecting the exercised Option retained (not in excess of the minimum required) to satisfy any tax withholding obligations); provided that such new option shall not be exercisable in any event after the original term of the exercised Option. The terms and conditions of the respective Option Agreements need not be identical.

     (e) OPTION PRICE AND PAYMENT. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but, subject to adjustment as provided in Paragraph XI shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.

     (f) STOCKHOLDER RIGHTS AND PRIVILEGES. The Holder shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder's name.

     (g) OPTIONS AND RIGHTS IN SUBSTITUTION FOR STOCK OPTIONS GRANTED BY OTHER CORPORATIONS. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by individuals employed by corporations who become

Employees as a result of a merger or consolidation or other business combination of the employing corporation with the Company or any subsidiary.

                          VIII. RESTRICTED STOCK AWARDS

     (a) FORFEITURE RESTRICTIONS TO BE ESTABLISHED BY THE COMMITTEE. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Holder and an obligation of the Holder to forfeit and surrender the shares to the Company under certain circumstances (the "Forfeiture Restrictions"). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more performance measures established by the Committee that are based on (1) the price of a share of Common Stock, (2) the Company's earnings per share, (3) the Company's market share, (4) the market share of a business unit of the Company designated by the Committee, (5) the Company's sales, (6) the sales of a business unit of the Company designated by the Committee, (7) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, (8) the cash flow return on investment of the Company or any business unit of the Company designated by the Committee, (9) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee,
(10) the economic value added, or (11) the return on stockholders' equity achieved by the Company, (ii) the Holder's continued employment with the Company for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing. The performance measures may be subject to adjustment for specified significant extraordinary items or events, and may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any subsidiary, division, or department thereof by or in which the Holder is employed during the performance period. Each Restricted Stock Award may have different Forfeiture Restrictions, in the sole discretion of the Committee.

     (b) OTHER TERMS AND CONDITIONS. Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. The Holder shall have the right to receive dividends with respect to Common Stock subject to a Restricted Stock Award, to vote Common Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Holder shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the stock until the Forfeiture Restrictions have expired, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock until the Forfeiture Restrictions have expired, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Consultant or Director (by retirement, disability, death or otherwise) of a Holder prior to expiration of the Forfeitures Restrictions. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award.

     (c) PAYMENT FOR RESTRICTED STOCK. The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

     (d) COMMITTEE'S DISCRETION TO ACCELERATE VESTING OF RESTRICTED STOCK AWARDS. The Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Common Stock awarded to a Holder pursuant to a Restricted Stock Award and, upon such vesting, all restrictions applicable to such Restricted Stock Award shall terminate as of such date. Any action by the Committee pursuant to this Subparagraph may vary among individual Holders and may vary among the Restricted Stock Awards held by any individual Holder. Notwithstanding the preceding provisions of this Subparagraph, the Committee may not take any action described in this Subparagraph with respect to a Restricted Stock Award that has been granted to a "covered Employee" (within the meaning of Treasury Regulation section 1.162-27(c)(2)) if such Award has been designed to meet the exception for performance-based compensation under section 162(m) of the Code.

     (e) RESTRICTED STOCK AGREEMENTS. At the time any Award is made under this Paragraph VIII, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical.

                             IX. PERFORMANCE AWARDS

     (a) PERFORMANCE PERIOD. The Committee shall establish, with respect to and at the time of each Performance Award, the number of shares of Common Stock subject to, or the maximum value of, the Performance Award and the performance period over which the performance applicable to the Performance Award shall be measured.

     (b) PERFORMANCE MEASURES. A Performance Award shall be awarded to a Holder contingent upon future performance of the Company or any subsidiary, division, or department thereof by or in which such Holder is employed during the performance period. The Committee shall establish the performance measures applicable to such performance prior to the beginning of the performance period; provided such measures may be made subject to adjustment for specified significant extraordinary items or events. The performance measures may be absolute, relative to one or more other companies, or relative to one or more indexes. The performance measures established by the Committee may be based upon
(i) the price of a share of Common Stock, (ii) the Company's earnings per share,
(iii) the Company's market share, (iv) the market share of a business unit of the Company designated by the Committee, (v) the Company's sales, (vi) the sales of a business unit of the Company designated by the Committee, (vii) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, (viii) the cash flow return on investment of the Company or any business unit of the Company designated by the Committee,
(ix) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (x) the economic value added, (xi) the return on stockholders' equity achieved by the Company, or (xii) a combination of any of the foregoing. The Committee, in its sole discretion, may provide for an adjustable Performance Award value based upon the level of achievement of performance measures.

     (c) AWARDS CRITERIA. In determining the value of Performance Awards, the Committee shall take into account a Holder's responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate. The Committee, in its sole discretion, may provide for a reduction in the value of a Holder's Performance Award during the performance period.

     (d) PAYMENT. Following the end of the performance period, the Holder of a Performance Award shall be entitled to receive payment of an amount not exceeding the number of shares of Common Stock subject to or the maximum value of the Performance Award, based on the achievement of the performance measures for such performance period, as determined by the Committee. Payment of a Performance Award may be made in cash, Common Stock, or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. If a Performance Award covering shares of Common Stock is to be paid in cash, such payment shall be based on the Fair Market Value of the Common Stock on the payment date.

     (e) TERMINATION OF AWARD. A Performance Award shall terminate if the Holder does not remain continuously in the employ or in service as a Consultant or Director of the Company at all times during the applicable performance period, except as may be determined by the Committee. (f)ab PERFORMANCE AWARD AGREEMENTS. At the time any Award is made under this Paragraph IX, the Company and the Holder shall enter into a Performance Award Agreement setting forth each of the matters contemplated hereby, and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Performance Award Agreements need not be identical.

                               X. INCENTIVE AWARDS

     (a) INCENTIVE AWARDS. Incentive Awards are rights to receive shares of Common Stock (or the Fair Market Value thereof), or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which vest over a period of time as established by the Committee, without satisfaction of any performance criteria or objectives. The Committee may, in its discretion, require payment or other conditions of the Holder respecting any Incentive Award.

     (b) AWARD PERIOD. The Committee shall establish, with respect to and at the time of each Incentive Award, a period over which the Award shall vest with respect to the Holder.

     (c) AWARDS CRITERIA. In determining the value of Incentive Awards, the Committee shall take into account a Holder's responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate.

     (d) PAYMENT. Following the end of the vesting period for an Incentive Award (or at such other time as the applicable Incentive Award Agreement may provide), the Holder of an Incentive

Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Incentive Award, based on the then vested value of the Award. Payment of an Incentive Award may be made in cash, Common Stock, or a combination thereof as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in cash shall be based on the Fair Market Value of the Common Stock on the payment date. Cash dividend equivalents may be paid during or after the vesting period with respect to an Incentive Award, as determined by the Committee.

     (e) TERMINATION OF AWARD. An Incentive Award shall terminate if the Holder does not remain continuously in the employ or in service as a Consultant or Director of the Company at all times during the applicable vesting period, except as may be otherwise determined by the Committee.

     (f) INCENTIVE AWARD AGREEMENTS. At the time any Award is made under this Paragraph X, the Company and the Holder shall enter into an Incentive Award Agreement setting forth each of the matters contemplated hereby, and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Incentive Award Agreements need not be identical


                     XI. RECAPITALIZATION OR REORGANIZATION

     (a) NO EFFECT ON RIGHT OR POWER. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's or any subsidiary's capital structure or its business, any merger or consolidation of the Company or any subsidiary, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any subsidiary or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

     (b) SUBDIVISION OR CONSOLIDATION OF SHARES; STOCK DIVIDENDS. The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any factional share resulting from such adjustment shall be rounded down to the next whole share.

     (c) RECAPITALIZATIONS AND CORPORATE CHANGES. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a "recapitalization"), the number and class of shares of Common Stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Award. If (i) the Company shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity),
(ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity, (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company's voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of Directors, the persons who were Directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a "Corporate Change"), no later than (x) ten days after the approval by the stockholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution or such election of Directors or (y) thirty days after a Corporate Change of the type described in clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Holder, shall effect one or more of the following alternatives, which alternatives may vary among individual Holders and which may vary among Options held by any individual Holder: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Holders thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Holders of some or all of the outstanding Options held by such Holders (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay (or cause to be paid) to each Holder an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph
(d) below (the "Change of Control Value") of the shares subject to such Option over the exercise price(s) under such Options for such shares, (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding), or (4) provide that the number and class of shares of Common Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Option.

     (d) CHANGE OF CONTROL VALUE. For the purposes of clause (2) in Subparagraph
(c) above, the "Change of Control Value" shall equal the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows: (i) the per share price offered to stockholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the Fair Market Value per share of the shares into which such Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Options. In the event that the consideration offered to stockholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

     (e) OTHER CHANGES IN THE COMMON STOCK. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph XI, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its sole discretion as to the number and price of shares of Common Stock or other consideration subject to such Award. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, the aggregate number of shares available under the Plan and the maximum number of shares that may be subject to Awards granted to any one individual may be appropriately adjusted by the Committee, whose determination shall be conclusive.

     (f) STOCKHOLDER ACTION. Any adjustment provided for in the above Subparagraphs shall be subject to any required stockholder action.

     (g) NO ADJUSTMENTS UNLESS OTHERWISE PROVIDED. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

                   XII. AMENDMENT AND TERMINATION OF THE PLAN

     Subject to the last sentence of Paragraph III, the Board in its discretion may terminate the Plan at any time. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in any Award theretofore granted may be made which would impair the rights of the Holder without the consent of the Holder, and provided, further, that the Board may not, without approval of the stockholders, amend the Plan to increase the maximum aggregate number of shares that may be issued under the Plan or change the class of individuals eligible to receive Awards under the Plan.

                               XIII. MISCELLANEOUS

     (a) NO RIGHT TO AN AWARD. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give an Employee, Consultant, or Director any right to be granted an Option, a right to a Restricted Stock Award, a right to a Performance Award or a right to an Incentive Award, or any other rights hereunder except as may be evidenced by an Award agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.

     (b) NO EMPLOYMENT/MEMBERSHIP RIGHTS CONFERRED. Nothing contained in the Plan shall (i) confer upon any Employee or Consultant any right with respect to continuation of employment or of a consulting or advisory relationship with the Company or any subsidiary or (ii) interfere in any way with the right of the Company or any subsidiary to terminate his or her employment or consulting or advisory relationship at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.

     (c) OTHER LAWS; WITHHOLDING. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules and regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

     (d) NO RESTRICTION ON CORPORATE ACTION. Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action which is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, Consultant, Director, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

     (e) RESTRICTIONS ON TRANSFER. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Paragraph VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, (iii) with respect to Option Awards other than Incentive Stock Options, if such transfer is permitted in the sole discretion of the Committee, by transfer by a Holder to a member of the Holder's Immediate Family, to a trust solely for the benefit of the Holder and the Holder's Immediate Family, or to a partnership or limited liability company whose only partners or shareholders are the Holder and members of the Holder's Immediate Family, with the consent of the Committee, or (iv) with the consent of the Committee.

     (f) SECTION 162(m). It is intended that the Plan comply fully with and meet all the requirements of section 162(m) of the Code so that Options and Performance Awards granted hereunder and, if determined by the Committee, Restricted Stock Awards shall constitute "performance-based" compensation within the meaning of such section. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of section 162(m); provided that no such construction or amendment shall have an adverse effect on the economic value to a Holder of any Award previously granted hereunder.

     (g) GOVERNING LAW. THE PLAN SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

                                      PROXY

                                 TOM BROWN, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 OF THE COMPANY
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 20, 1999

         The undersigned hereby appoints Donald L. Evans and William R. Granberry, and each of them, attorneys and proxies, with power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all shares of Common Stock of TOM BROWN, INC. held of record in the name of the undersigned at the close of business on March 22, 1999, at the Annual Meeting of Stockholders of Tom Brown, Inc., to be held at 9:00 a.m. on May 20, 1999, in the Hyatt Regency Hotel, 1750 Welton Street, Denver, Colorado, and at all adjournments or postponements thereof.


                  (Continued, and to be signed on reverse side)


[X]  Please mark
     votes as in
     this example.

     THIS PROXY SHALL BE VOTED AS DIRECTED. IN THE ABSENCE OF SPECIFIC
     DIRECTIONS, IT SHALL BE VOTED FOR ITEMS 1, 2 AND 3 AND IN ACCORDANCE WITH
     THE BEST JUDGMENT OF THE PERSONS NAMED AS PROXIES UPON SUCH OTHER MATTERS
     AS MAY PROPERLY COME BEFORE THE MEETING.
     1.  Election of Six Directors.                                        4.  To transact such other business as may properly
     NOMINEES: Donald L. Evans, Thomas C. Brown,                               come before the meeting or any adjournments
     Henry Groppe, Edward W. LeBaron, Jr., James                               thereof, all as set forth in the Notice of Annual
     B. Wallace and Robert H. Whilden, Jr.                                     Meeting and Proxy Statement dated April 1,
                                                                               1999, receipt of which is acknowledged.
           FOR               WITHHELD
           [ ]                 [ ]                                                  MARK HERE
                                                                                    FOR ADDRESS     [  ]
     [  ]                                                                           CHANGE AND
         ------------------------------------                                       NOTE AT LEFT
         For all nominees except as noted above
                                                                           PLEASE RETURN PROMPTLY IN THE ENCLOSED POSTAGE
     2.  To amend the Certificate of Incorporation to                      PAID ENVELOPE.
         increase the authorized shares of Common Stock
         from 40 million to 55 million.                                    Please date this Proxy and sign exactly as your name
                                                                           appears on your stock certificate. If stock is held
           FOR               AGAINST                                       jointly, signature should include both names.
           [ ]                 [ ]                                         Executors, administrators, trustees, guardians and
                                                                           others signing in a representative capacity should give
     3.  To adopt the 1999 Long Term Incentive Plan.                       their full titles.

           FOR               AGAINST                                       Dated                                            , 1999
           [ ]                 [ ]                                              --------------------------------------------

                                                                           -------------------------------------------------------

                                                                           -------------------------------------------------------
                                                                                            Signature of Stockholder

                                     PROXY

                                 TOM BROWN, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 OF THE COMPANY
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 20, 1999

         KN Energy, Inc. hereby appoints Donald L. Evans and William R. Granberry, and each of them, attorneys and proxies, with power of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Preferred Stock of TOM BROWN, INC. held of record in the name of KN Energy, Inc. as of the close of business on March 22, 1999, at the Annual Meeting of Stockholders of Tom Brown, Inc., to be held at 9:00 a.m. on May 20, 1999, in the Hyatt Regency Hotel, 1750 Welton Street, Denver, Colorado, and at all adjournments or postponements thereof.

                 (Continued, and to be signed on reverse side)

[X]  Please mark
     votes as in
     this example.

     THIS PROXY SHALL BE VOTED AS DIRECTED. IN THE ABSENCE OF SPECIFIC
     DIRECTIONS, IT SHALL BE VOTED FOR ITEMS 1, 2, 3 AND 4, AND IN ACCORDANCE WITH
     THE BEST JUDGMENT OF THE PERSONS NAMED AS PROXIES UPON SUCH OTHER MATTERS
     AS MAY PROPERLY COME BEFORE THE MEETING.
     1.  Election of Six Directors.                                          5.  To transact such other business as may properly
     NOMINEES:  Donald L. Evans, Thomas C. Brown,                                come before the meeting or any adjournments
     Henry Groppe, Edward W. LeBaron, Jr., James                                 thereof, all as set forth in the Notice of Annual
     B. Wallace and Robert H. Whilden, Jr.                                       Meeting and Proxy Statement dated April 1,
                                                                                 1999, receipt of which is acknowledged.
         FOR               WITHHELD
         [ ]                 [ ]                                             PLEASE RETURN PROMPTLY IN THE ENCLOSED POSTAGE
                                                                             PAID ENVELOPE.
     [ ]
        ------------------------------------                                 Please date this Proxy and sign exactly as your name
        For all nominees except as noted above                               appears on your stock certificate.

     2.  Election of Special Class of Two Directors.                         Dated__________________________________, 1999
     Nominees: David M. Carmichael and Clyde E.
     McKenzie                                                                KN ENERGY, INC.
         FOR               WITHHELD
         [ ]                 [ ]
                                                                             By:__________________________________________
     [ ]
        ------------------------------------
        For all nominees except as noted above                               Name:________________________________________

     3.  To amend the Certificate of Incorporation to
         increase the authorized shares of Common Stock                      Title:_______________________________________
         from 40 million to 55 million.
         FOR                 AGAINST
         [ ]                   [ ]

     4.  To adopt the 1999 Long Term Incentive Plan.
         FOR                 AGAINST
         [ ]                   [ ]